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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF REGISTRANT

SUBSIDIARIES                                        JURISDICTION OF INCORPORATION
------------                                        ------------------------------
Wavetek U.S. Inc. (1)                               Delaware
Digital Transport Systems, Inc. (2)                 California
Wavetek Export Corporation (2)                      U.S. Virgin Islands
Wavetek (G.B.) Ltd. (1) (3)                         United Kingdom
Wavetek Limited (3)                                 United Kingdom
Wavetek S.A. (1)                                    France
Wavetek GmbH (1) (4)                                Germany
Wavetek Ges.mbH (4)                                 Austria
Wavetek Asia-Pacific Pte. Ltd. (1)                  Singapore
Wavetek Hong Kong Ltd. (1)                          Hong Kong
Wandel & Goltermann Management Holding GmbH (1)     Germany
Wandel & Goltermann GmbH & Co. Elektronische
   Messtechnik (5)                                  Germany
Wandel & Goltermann CTS S.A. (5)                    France
Wandel & Goltermann Technologies, Inc. (5)          North Carolina
Wandel & Goltermann Management Ltd. (5)             United Kingdom
Switching Test Solutions AG (5)                     Switzerland
Wandel & Goltermann Vertriebsholding GmbH (5)       Germany
Wandel & Goltermann A.T.E. Systems, Inc. (5)        North Carolina
Wandel & Goltermann GmbH & Co.
   Vertriebsgesellschaft (6)                        Germany
Wandel & Goltermann Beteiligungs GmbH (7)           Germany
Wandel & Goltermann Verwaltungs GmbH (6)            Germany
Wandel & Goltermann & Co. (6)                       Switzerland
Wandel & Goltermann Instrumentacao Ltda. (8)        Brazil
Wandel & Goltermann S.A. (8)                        Argentina
Wandel & Goltermann de Mexico, S.A. de C.V. (8)     Mexico
Wandel & Goltermann S.A. (8)                        Guatemala
Wandel & Goltermann de Venezuela, C.A. (8)          Venezuela
Wandel & Goltermann Andina Ltda. (9)                Columbia
Wandel & Goltermann, Inc. (10)                      North Carolina
W&G Equities Inc. (10)                              Delaware
WGT - FS Corporation (10)                           U.S. Virgin Islands
Wandel & Goltermann Technologies Canada Inc. (10)   Canada
Wandel &  Goltermann Ltd. (11)                      United Kingdom
Wandel & Goltermann S.R.L. Tecnologie di Misura
   Electroniche (12)                                Italy
Wandel & Goltermann & Forbes Pvt. Ltd. (13)         India
Wandel & Goltermann Singapore Pte. Ltd. (14)        Singapore
Wandel & Goltermann Sales Ltd. (11)                 United Kingdom
Wandel & Goltermann AB (15)                         Sweden
Wandel & Goltermann Pty. Ltd. (15)                  Australia
Wandel & Goltermann Investments Pty. Ltd. (15)      Australia


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
SUBSIDIARIES (CONTINUED)                            JURISDICTION OF INCORPORATION
------------------------                            ------------------------------

Wandel & Goltermann Private Limited (16)            India
Wandel & Goltermann B.V. (15)                       Netherlands
Wandel & Goltermann Inc. (15)                       Canada
Wandel & Goltermann (Schweiz) AG (15)               Switzerland
Wandel & Goltermann France S.A.R.L. (15)            France
Wandel & Goltermann K.K. (15)                       Japan
Wandel & Goltermann Vertriebs-Ges.m.b.H. (15)       Austria
WGA Electronica de Precision S.A. (15)              Argentina
Wandel & Goltermann Ltd. (17)                       South Korea
Wandel & Goltermann S.A. (15)                       Spain
Wandel & Goltermann Spolka (15)                     Poland
Wandel & Goltermann Malaysia SDN.BHD (15)           Malaysia
Empowered Networks Inc. (15)                        Canada
Wandel & Goltermann Telektronik B.V. (15)           Netherlands
N.V. Wandel & Goltermann S.A. (18)                  Belgium
Wandel & Goltermann Ltd. (18)                       Hong Kong
Wandel & Goltermann Ges.m.b.H. (18)                 Austria
Wandel & Goltermann Russia (19)                     Russia
WGB - Electronica de Precisao Ltda. (15)            Brazil

___________
(1)    The Company owns all of the outstanding shares of these subsidiaries.

(2) Wavetek U.S. Inc. owns all of the outstanding shares of these subsidiaries.

(3) Wavetek (G.B.) Ltd. owns all of the outstanding shares of its subsidiary, Wavetek Limited.

(4) Wavetek GmbH owns all of the outstanding shares of its subsidiary, Wavetek Ges.mbH.

(5) Wandel & Goltermann Management Holding GmbH owns all of the outstanding shares of these subsidiaries.

(6) Wandel & Goltermann GmbH & Co. Elektronische Messtechnik owns all of the outstanding shares of these subsidiaries.

(7) Wandel & Goltermann GmbH & Co. Vertriebsgesellschaft owns all of the outstanding shares of its subsidary, Wandel & Goltermann Beteiligungs GmbH.

(8) Wandel & Goltermann & Co. owns all of the outstanding shares of these subsidiaries.

(9) Wandel & Goltermann Andina Ltda. is owned 82.9% by Wandel & Goltermann & Co. and 17.1% by Wandel & Goltermann de Mexico, S.A. de C.V.

(10) Wandel & Goltermann Technologies, Inc. owns all of the outstanding shares of these subsidiaries.

(11) Wandel & Goltermann Management Ltd. owns all of the outstanding shares of these subsidiaries.

(12) Wandel & Goltermann S.R.L. Tecnologie di Misura Electroniche is owned 50% by Wandel & Goltermann Ltd. and 50% by Wandel & Goltermann Vertriebsholding GmbH.

(13) Wandel & Goltermann Ltd. owns 51% of the outstanding shares of Wandel & Goltermann & Forbes Pvt. Ltd.

(14) Wandel & Goltermann Ltd. owns all of the outstanding shares of Wandel & Goltermann Singapore Pte. Ltd.

(15) Wandel & Goltermann Vertriebsholding GmbH owns all of the outstanding shares of these subsidiaries.

(16) Wandel & Goltermann Investments Pty. Ltd. owns all of the outstanding shares of Wandel & Goltermann Private Limited.

(17) Wandel & Goltermann Ltd. is owned 10% by Wandel & Goltermann Vertriebsholding GmbH and 90% by Wandel & Goltermann Telektronik B.V.

(18) Wandel & Goltermann Telektronik B.V. GmbH owns all of the outstanding shares of these subsidiaries.

(19) Wandel & Goltermann Ges.m.b.H. owns all of the outstanding shares of its subsidiary, Wandel & Goltermann Russia.